Exhibit 99.1

          Cardinal Communications Inc. Receives New Stock Symbol 'CDNC'
                           Friday June 24, 11:58 am ET

DENVER, June 24 /PRNewswire-FirstCall/ -- Cardinal Communications, Inc. (OTC Bulletin Board: CDNC - News), a leading provider of voice, video and high-speed broadband communications services, announced today that it has been assigned a new stock symbol to reflect the company's name change from Usurf America, Inc. to Cardinal Communications, Inc. The new stock symbol is "CDNC.OB," effective immediately.

About Cardinal Communications, Inc.

Based in Broomfield, Colo., Cardinal Communications is implementing specific strategies designed to leverage the Company's IP-based software technology enabling fully ubiquitous voice, video and data product deployments in targeted geographic regions of the United States. For more information about Cardinal Communications, please visit the Company's website at www.cardinalcomms.com.

SAFE HARBOR STATEMENT: Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in Cardinal Communications and its subsidiaries and divisions. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of Cardinal Communications' Securities and Exchange Commission filings. Cardinal Communications wishes to caution readers that certain important factors may have affected and could in the future affect its actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of Cardinal Communications. There are many factors that will determine whether Cardinal Communications will be successful in its endeavors, including, without limitation, access to adequate capital and consumer acceptance of its telecommunications service offerings. Cardinal Communications undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

     Contact:  Jim Mills, J.F. Mills/Worldwide for Cardinal Communications

               (303) 639-6186  jfmills@jfmillsworldwide.com
               Craig Cook, of Cardinal Communications Inc.
               (303) 285-5348  investorrelations@cardinalcomms.com